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                      CONSENT OF INDEPENDENT ACCOUNTANTS




To the Trustees and Shareholders of
Washington Real Estate Investment Trust



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 22, 1995 appearing on page 16 of Washington Real Estate Investment Trust's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Price Waterhouse LLP
June 26, 1995